CONTACT:
Company:	Craig Dionne, Ph.D., CEO (210) 477-8537
Investors:	Steve Chizzik
The Verrazano Group (908) 688-9111
Media:	Deanne Eagle
Planet Communcations (917) 837-5866

GENSPERA TO PRESENT AT THE SOURCE CAPITAL GROUP
SMALL CAP VIRTUAL CONFERENCE

SAN ANTONIO, Texas, May 18, 2010 – GenSpera, Inc. (OTC.BB: GNSZ) announced today that CEO, Craig Dionne, will be presenting at the Source Capital Group Small Cap Virtual Conference at 4:15 PM EDT on Tuesday, May 18th. The presentation will provide a corporate overview, including company update and future outlook.

The Source Capital Group Small Cap Virtual Conference will showcase emerging small and micro cap companies in a live forum with a question and answer session to follow the presentation.  The virtual conference will be held from May 18-19, 2010 and will be broadcast at the conference website (http://sourcegrp.com/conference/confsect2.html). Shareholders, potential investors, analysts, brokers, and industry professionals are encouraged to attend by visiting the conference website.

About GenSpera

GenSpera, Inc. is a development stage oncology company focused on therapeutics that deliver a potent, unique and patented drug directly to tumors. GenSpera’s technology platform combines a potent cytotoxin (12ADT) with a pro-drug delivery system that activates the drug only within the tumor. Unlike standard cancer drugs, plant-derived 12ADT kills cells independent of their division rate, thus making it effective at killing all fast- and slow-growing cancers and cancer stem cells. GenSpera’s pro-drug platform is the subject of seven issued patents with three additional patents pending.

GenSpera initiated a Phase I cancer trial with its lead drug, G-202, early in the first quarter of 2010. G-202 targets the established blood vessels that nourish solid tumors, thus destroying the tumor’s blood supply. This is a dramatic improvement upon anti-angiogenic drugs that primarily only stop the growth of new blood vessels. Upon completion of its Phase I trial, GenSpera expects to initiate multiple Phase II trials for G-202 in several different cancer types. The company’s second drug, G-115, will directly target prostate cancer.

GenSpera, Inc. owns and controls all rights to G-202 and G-115 and anticipates a strategic partnership to maximize the value of the drugs as they progress through future clinical trials.

For more information, please visit the Company’s website: www.genspera.com.

About Source Capital Group, Inc.

Source Capital Group, Inc. is a full-service financial institution, specializing in middle-market investment banking transactions, distressed and high yield debt securities, investment management, mortgages, and business lending. Source has provided equity, debt, and structured finance solutions to both public and private companies in a variety of industries, including energy, oil and gas, telecommunications, technology, biotech, and consumer goods. Source Capital Group, Inc. was founded in 1992 and is headquartered in Westport, Connecticut. Member FINRA/SIPC. To learn more about Source Capital Group, please visit: www.sourcegrp.com.

Cautionary Statement Regarding Forward Looking Information

This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding potential applications of GenSpera’s technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties will be detailed from time to time in GenSpera’s periodic reports.

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